UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2021

Reliant Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-37391	37-1641316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	RBNC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2021, Mark C. Seaton, the Chief Accounting Officer and Controller of Reliant Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Reliant Bank (the “Bank” and, together with the Company, “Reliant”), tendered to Reliant notice of resignation from his position with Reliant to pursue other interests. Mr. Seaton’s resignation will be effective as of the close of business on August 13, 2021.

Mr. Seaton’s resignation is not the result of any disagreement with Reliant or management over any matter relating to the operations, policies, or practices of Reliant.

On August 3, 2021, Alison Lee Jefferson, age 33, was appointed as Senior Vice President, Chief Accounting Officer and Controller of Reliant, effective August 14, 2021. Ms. Jefferson is an experienced financial executive with approximately 10 years of financial institution accounting experience. Since June 2020, she has been employed as a financial reporting manager at Reliant. Prior to joining Reliant, she worked as an assurance manager at Ernst & Young LLP from November 2017 to June 2020 and at Horne, LLP from August 2016 until November 2017.  From December 2015 to August 2016, she worked as a financial officer at Atlantic Capital Bank.  Ms. Jefferson began her career, in 2011, in the financial services practice of Dixon Hughes Goodman LLP providing large regional financial institutions with internal and external auditing and consulting services.

Ms. Jefferson holds bachelor’s degrees in both Accounting and Finance with a minor in Music from Eastern Illinois University and a Masters in Accountancy from the University of Tennessee.

Ms. Jefferson does not have any family relationships with any director, executive officer, or person nominated to become a director or executive officer of the Company, and other than a salary increase to an annualized salary of $175,000, there are no arrangements or understandings between Ms. Jefferson and any other person pursuant to which Ms. Jefferson was appointed as Senior Vice President, Chief Accounting Officer and Controller of Reliant. There are no transactions in which Ms. Jefferson had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT BANCORP, INC.

Date: August 3, 2021
/s/ DeVan Ard, Jr.
DeVan Ard, Jr.
Chairman and Chief Executive Officer